EXHIBIT 10(n)(1)

                                                                [EXECUTION COPY]

                                U.S. $35,000,000

                         RECEIVABLES PURCHASE AGREEMENT

                           Dated as of April 9, 1990

                  as Amended and Restated as of March 1, 1995

                                     Among

                   CENTRAL LOUISIANA ELECTRIC COMPANY, INC.

                                   AS SELLER

                                      and

                     CORPORATE ASSET FUNDING COMPANY, INC.

                                      and

                          CITICORP NORTH AMERICA, INC.

                           INDIVIDUALLY AND AS AGENT

                               TABLE OF CONTENTS

SECTION                                                                    PAGE
-------                                                                    ----
      Preliminary Statements.................................................1

                                   ARTICLE I
                       AMOUNTS AND TERMS OF THE PURCHASES

Section 1.01  Purchase Facility..............................................1
Section 1.02  Making Purchases...............................................2
Section 1.03  Determination of Investor Rate and Fixed Periods Therefor......2
Section 1.04  Receivable Interest Percentage.................................4
Section 1.05  Settlement Procedures..........................................4
Section 1.06  Fees...........................................................6
Section 1.07  Payments and Computations, Etc.................................6
Section 1.08  Dividing or Combining Receivable Interests.....................7
Section 1.09  Recourse for Defaulted Receivables.............................7
Section 1.10  Eurodollar Increased Costs.....................................8
Section 1.11  Additional Yield on Receivable Interest
              Bearing a Eurodollar Rate......................................8
Section 1.12  Breakage Fee and Indemnity.....................................9

                                   ARTICLE II
                        REPRESENTATIONS AND WARRANTIES;
                        COVENANTS; EVENTS OF TERMINATION

Section 2.01  Representations and Warranties; Covenants.....................10
Section 2.01  Events of Termination.........................................10

                                  ARTICLE III
                                INDEMNIFICATION

Section 3.01  Indemnities by the Seller.....................................10

                                   ARTICLE IV
                                 MISCELLANEOUS

Section 4.01  Amendments, Etc...............................................13
Section 4.02  Notices, Etc..................................................13
Section 4.03  Assignability; Termination....................................13
Section 4.04  Costs, Expenses and Taxes.....................................14
Section 4.05  No Proceedings................................................15
Section 4.06  Confidentiality...............................................15
Section 4.07  Governing Law; Execution in Counterparts......................15

                    LIST OF EXHIBITS, ANNEXES AND SCHEDULES

Exhibit     I     Definitions

Exhibit     II    Conditions of Purchases

                  1.    Conditions Precedent to Initial Purchase
                  2.    Conditions Precedent to All Purchases and
                        Reinvestments
                  3.    Conditions Precedent to Amendment and Restatement

Exhibit     III   Representations and Warranties

Exhibit     IV    Covenants

Exhibit     V     Events of Termination

Annex A     Form of Investor Report

Annex B     Forms of Legal Opinions of Counsel to the Seller

Annex C     Form of Notice of Purchase and/or Investor Rate

Schedule    I     List of Special Account Banks

Schedule    II    Description of Credit and Collection Policy

                                  RECEIVABLES
                               PURCHASE AGREEMENT

                           Dated as of April 9, 1990

                  as Amended and Restated as of March 1, 1995

            CENTRAL LOUISIANA ELECTRIC COMPANY, INC., a Louisiana corporation (the "Seller"), CORPORATE ASSET FUNDING COMPANY, INC. ("CAFCO"), a Delaware corporation, and CITICORP NORTH AMERICA, INC., a Delaware corporation, individually ("CNA") and as agent (the "Agent") for the Investor (as defined in Exhibit I to this Agreement), agree as follows:

            PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement. References in the Exhibits to "the Agreement" refer to this Agreement.

            The Seller has Receivables in which it is prepared to sell undivided fractional ownership interests (referred to herein as "Receivable Interests"). CAFCO is prepared to purchase such Receivable Interests on the terms set forth herein.

            The Seller, CAFCO, CNA and the Agent entered into a Receivables Purchase Agreement, dated as of April 9, 1990 (the "Original Agreement").

            The Seller, CAFCO, CNA and the Agent desire to amend and restate the Original Agreement.

            Accordingly, the parties agree as follows:

                                   ARTICLE I

                       AMOUNTS AND TERMS OF THE PURCHASES

            SECTION 1.01. PURCHASE FACILITY. (a) On the terms and conditions hereinafter set forth, CAFCO may, in its sole discretion, purchase Receivable Interests from the Seller from time to time during the period from the date hereof to the Facility Termination Date. Under no circumstances shall CAFCO make any such purchase if after giving effect to such purchase the aggregate outstanding Capital of Receivable Interests, together with the aggregate outstanding "Capital" of "Receivable Interests" under the Citibank Agreement, would exceed the Purchase Limit.

            (b) The Seller may, upon at least five Business Days' notice to the Agent, terminate in whole the Purchase Limit or reduce in part the unused portion of the Purchase Limit;
                                       1

PROVIDED that each partial reduction shall be in the amount of at least $1,000,000 or an integral multiple thereof; and PROVIDED, FURTHER, that on the effective date of any termination in whole of the Purchase Limit occurring prior to the first anniversary of the Original Agreement, the Seller shall pay to the Agent (i) all accrued and unpaid Administration Fees and Program Fees, plus (ii) an amount equal to the lesser of $75,000 or the sum of the Administration Fee and Program Fee that would have accrued from such effective date to the first anniversary of the Original Agreement pursuant to Section 1.06.

            SECTION 1.02. MAKING PURCHASES. Each purchase shall be made on notice from the Seller to the Agent, given not later than 11:00 A.M. (New York City time) on the second Business Day before the date of such purchase if the Seller requests as the Investor Rate the CP Rate in connection with such purchase and not later than 11:00 A.M. (New York City time) on the fifth Business Day before the date of such purchase if the Seller requests as the Investor Rate either the MTN Fixed Rate or the MTN Floating Rate in connection with such purchase. Each such notice of a proposed purchase (i) if the Seller requests as the Investor Rate the CP Rate in connection with such purchase, shall be by telephone, telecopier, telex or cable, specifying the requested (A) amount of such purchase to be paid to the Seller (which amount shall not be less than $1,000,000) and (B) Business Day of such purchase and duration of the initial Fixed Period for the Receivable Interest to be purchased and (ii) if the Seller requests as the Investor Rate either the MTN Fixed Rate or the MTN Floating Rate in connection with such purchase, shall be by telephone (confirmed immediately in writing) or by telecopier, telegraph, telex or cable, confirmed immediately in writing, in substantially the form of a Notice of Purchase and/or Investor Rate referred to in Section 1.03, specifying therein the requested (A) amount of such purchase to be paid to the Seller (which amount shall not be less than $35,000,000 in the case of the initial purchase of a Receivable Interest and $1,000,000 in the case of any subsequent purchase of a Receivable Interest),
(B) Business Day of such purchase and duration of the initial Fixed Period for the Receivable Interest to be purchased and (C) the other information to establish such Investor Rate as required by Section 1.03. CAFCO shall promptly notify the Agent whether it has determined to make such purchase. The Agent shall promptly thereafter notify the Seller whether CAFCO has determined to make such purchase and whether the conditions for the requested Investor Rate set forth in Section 1.03 have been satisfied. On the date of each purchase, CAFCO shall, upon satisfaction of the applicable conditions set forth in Exhibit II hereto, make available to the Agent the amount of its purchase by deposit of such amount in same day funds to the Agent's Account, and, after receipt by the Agent of such funds, the Agent will cause such funds to be made immediately available to the Seller at Citibank, N.A., New York, New York, Account No. 00025494. CAFCO shall on the date of each purchase, and the Investor of each Receivable Interest shall on the first day of each Fixed Period (other than the initial Fixed Period) for such Receivable Interest, notify the Agent of the Investor Rate for such Fixed Period.

            SECTION 1.03. DETERMINATION OF INVESTOR RATE AND FIXED PERIODS THEREFOR. (a) The Seller shall request the Investor Rate for each Fixed Period for each Receivable Interest by notice from the Seller to the Agent (i) in the case of the initial Fixed Period for such Receivable Interest, in the notice of the proposed purchase of such Receivable Interest given by the Seller pursuant to Section 1.02 and (ii) in the case of each subsequent Fixed Period for such Receivable
                                       2

Interest, given not later than 11:00 A.M. (New York City time) on the first day of such Fixed Period if the Seller requests as such Investor Rate the CP Rate and not later than 11:00 A.M. (New York City time) on the fifth Business Day before the first day of such Fixed Period if the Seller requests as such Investor Rate either the MTN Fixed Rate or the MTN Floating Rate. Each such notice (i) if the Seller requests as the Investor Rate the CP Rate, shall be by telephone, telecopier, telex or cable, specifying in accordance with the other provisions of this Section 1.03 the requested Fixed Period and Investor Rate therefor and (ii) if the Seller requests as the Investor Rate either the MTN Fixed Rate or the MTN Floating Rate, shall be by telephone (confirmed immediately in writing) or by telecopier, telegraph, telex or cable, confirmed immediately in writing, in substantially the form of Annex C hereto (a "Notice of Purchase and/or Investor Rate", specifying therein, in accordance with the other provisions of this Section 1.03, the requested Fixed Period and Investor Rate therefor (including, in the case of a requested MTN Floating Rate, the requested "Spread" or "Spread Multiplier", "Interest Rate Base", "Index Maturity", and "Interest Reset Dates", specified in such Notice of Purchase and/or Investor Rate).

            (b) If the Seller shall request as the Investor Rate for any Fixed Period the CP Rate for such Fixed Period in accordance with subsection (a) above and if the Agent shall approve such request, (i) such Investor Rate shall be the CP Rate for such Fixed Period and (ii) such Fixed Period shall be such number of days, not exceeding 270 days, as the Seller shall request, and the Agent shall so approve; PROVIDED, HOWEVER, that if the Agent shall not have received a notice requesting such Investor Rate, or the Agent shall not have approved such Fixed Period, before 11:00 A.M. (New York City time) on the first day of such Fixed Period and no other Fixed Period or Investor Rate shall be otherwise applicable pursuant to the provisions of this Agreement, such Fixed Period shall be one day and the Investor Rate for such Fixed Period shall be the CP Rate.

            (c) If the Seller shall request as the Investor Rate for any Fixed Period the MTN Fixed Rate or the MTN Floating Rate for such Fixed Period in accordance with subsection (a) above and if the Agent shall approve such request and if (in the event that clause (ii) of the definition of "Breakage Reserve" contained in Exhibit I hereto applies) the Seller and the Agent shall have agreed in writing to the computation of the Breakage Reserve for such Fixed Period, (i) such Investor Rate shall be the MTN Fixed Rate or the MTN Floating Rate (with, in the case of the MTN Floating Rate, the "Spread" or "Spread Multiplier", "Interest Rate Base", "Index Maturity", and "Interest Reset Dates", specified in such Notice of Purchase and/or Investor Rate), as so requested, for such Fixed Period and (ii) such Fixed Period shall be such duration, exceeding 270 days but not exceeding five years, as the Seller shall request, and the Agent shall approve, in the Notice of Purchase and/or Investor Rate related thereto; PROVIDED, HOWEVER, that if either (A) the Agent shall not have received such Notice of Purchase and/or Investor Rate, or the Agent shall not have approved such Investor Rate or such Fixed Period, before 11:00 A.M. (New York City time) on the fifth Business Day before the first day of such Fixed Period or (B) on or before the first day of such Fixed Period any Person who has agreed to purchase the Medium Term Notes with reference to which such MTN Fixed Rate or MTN Floating Rate is to be determined hereunder refuses to purchase and pay for such Medium Term Notes, then such Fixed Period shall be one day and the Investor Rate for such Fixed Period shall be the CP Rate.

                                       3

            (d) Anything herein to the contrary notwithstanding, if the provisions of the definition of "Investor Rate" contained in Exhibit I hereto shall specify that the Investor Rate for any Fixed Period shall be the Assignee Rate (or such other rate as the Agent and the Seller may agree to in writing), the Investor Rate for such Fixed Period shall be the Assignee Rate (or such other rate) for such Fixed Period.

            SECTION 1.04. RECEIVABLE INTEREST PERCENTAGE. (a) Each Receivable Interest shall be initially computed on its date of purchase. Thereafter until the Termination Date for such Receivable Interest, such Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day other than a Liquidation Day. Any Receivable Interest, as computed (or deemed recomputed) as of the day immediately preceding the Termination Date for such Receivable Interest, shall thereafter remain constant. Such Receivable Interest shall become zero when Capital thereof and Yield thereon shall have been paid in full and the Collection Agent shall have received the accrued Collection Agent Fee thereon.

            (b) If any Receivable Interest would otherwise be reduced on any day on account of newly arising Pool Receivables, the Investor may prevent such reduction by notifying the Collection Agent on such day that the Receivables Pool and the Net Receivables Pool Balance for such Receivable Interest will include, with respect to Receivables arising as Pool Receivables on such day, only such number or portion of such Receivables as shall cause such Receivable Interest to remain constant. The remainder of such Receivables or portion thereof shall be treated as Receivables arising on the next succeeding Business Day (subject to reapplication of this subsection (b)).

            SECTION 1.05. SETTLEMENT PROCEDURES. (a) Collection of the Pool Receivables shall be administered by a Collection Agent, in accordance with the terms of this Agreement and the Collection Agent Agreement. The Seller shall provide to the Collection Agent (if other than the Seller) on a timely basis all information needed for such administration, including notice of the occurrence of any Liquidation Day or Provisional Liquidation Day and current computations of each Receivable Interest.

            (b) The Collection Agent shall, on each day on which Collections of Pool Receivables are received by it with respect to any Receivable Interest:

                  (i) set aside and hold in trust for the Investor, out of the percentage of such Collections represented by such Receivable Interest, an amount equal to the Yield and Collection Agent Fee accrued through such day for such Receivable Interest and not previously set aside;

                  (ii) if such day is neither a Liquidation Day nor a Provisional Liquidation Day, reinvest on behalf of the Investor the remainder of such percentage of Collections, to the extent representing a return of Capital, by recomputation of such Receivable Interest pursuant to Section 1.04;

                                       4

                  (iii) if such day is a Liquidation Day or a Provisional Liquidation Day, set aside and hold in trust for the Investor the entire remainder of such percentage of Collections; PROVIDED that amounts set aside and held in trust on any Provisional Liquidation Day that is subsequently determined not to be a Liquidation Day thereupon shall, to the extent representing a return of Capital, be reinvested in accordance with the preceding paragraph (ii); and

                  (iv) during such times as amounts are required to be reinvested in accordance with the foregoing paragraph (ii) or the proviso to paragraph (iii), release to the Seller for its own account any Collections in excess of such amounts and the amounts that are required to be set aside pursuant to paragraph (i) above.

            (c) The Collection Agent shall deposit into the Agent's Account, on the last day of each Settlement Period for a Receivable Interest, Collections held for the Investor that relate to such Receivable Interest and which have not been reinvested pursuant to Section 1.05(b). The aggregate amount so deposited with respect to a Receivable Interest shall not exceed the sum of the Capital of and accrued Yield (including without limitation, the Breakage Fee for each Receivable Interest then payable pursuant to Section 1.12) and Collection Agent Fee on such Receivable Interest plus the aggregate of any other amounts then owed by the Seller to the Investor or the Agent hereunder.

            (d) Upon receipt of funds deposited into the Agent's Account, the Agent shall distribute them as follows:

                  (i) if such distribution occurs on a day that is neither a Liquidation Day nor a Provisional Liquidation Day, first to the Investor in payment in full of all accrued Yield and then to the Collection Agent in payment in full of all accrued Collection Agent Fee;

                  (ii) if such distribution occurs on either a Liquidation Day or a Provisional Liquidation Day, first to the Investor in payment in full of all accrued Yield, second to the Investor in reduction to zero of all Capital, third to the Investor or the Agent in payment of any other amounts owed by the Seller hereunder, and fourth to the Collection Agent in payment in full of all accrued Collection Agent Fee.

            After the Capital and Yield and Collection Agent Fee with respect to a Receivable Interest, and any other amounts payable by the Seller to the Investor or the Agent hereunder, have been paid in full, all additional Collections with respect to such Receivable Interest shall be paid to the Seller for its own account.

            (e)  For the purposes of this Section 1.05:

                  (i) if on any day the Outstanding Balance of any Pool Receivable is
                                       5

reduced or adjusted as a result of any merchandise, electricity or services being or alleged to be defective or being rejected or returned, or any cash discount or other adjustment made by the Seller, or any setoff, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment;

                  (ii) if on any day any of the representations or warranties in paragraph (h) of Exhibit III is no longer true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;

                  (iii) except as provided in paragraph (i) or (ii) of this
Section 1.05(e), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivables shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables; and

                  (iv) if and to the extent the Agent or the Investor shall be required for any reason to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Agent or the Investor, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

            SECTION 1.06. FEES. The Seller shall pay fees to the Agent pursuant to separate letter agreements executed from time to time.

            SECTION 1.07. PAYMENTS AND COMPUTATIONS, ETC. (a) All amounts to be paid or deposited by the Seller or the Collection Agent hereunder, under the letter agreement referred to in Section 1.06, or under the Collection Agent Agreement shall be paid or deposited no later than 11:00 A.M. (New York City time) on the day when due in same day funds to the Agent's Account.

            (b) The Seller shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller (whether as Collection Agent or otherwise) when due hereunder or under the letter agreement referred to in
Section 1.06, at an interest rate per annum equal to the Alternate Base Rate, payable on demand.

            (c) All computations of interest under subsection (b) above and all computations of Yield, fees, and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed EXCEPT that
(i) computations of the MTN Fixed Rate and Yield computed by reference to the MTN Fixed Rate shall be made on the basis of a 360-day year

                                       6

consisting of twelve 30-day months and (ii) computations of any MTN Floating Rate and Yield computed by reference to any MTN Floating Rate shall be made on the basis for the computation of interest applicable to the Medium Term Notes with reference to which such MTN Floating Rate is determined hereunder. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

            SECTION 1.08. DIVIDING OR COMBINING RECEIVABLE INTERESTS. The Seller may, on notice to and consent by the Agent received at least three Business Days prior to the last day of any Fixed Period, either (i) divide any Receivable Interest into two or more Receivable Interests having aggregate Capital equal to the Capital of such divided Receivable Interest, or (ii) combine any two or more Receivable Interests originating on such last day or having Fixed Periods ending on such last day into a single Receivable Interest having Capital equal to the aggregate of the Capital of such Receivable Interests.

            SECTION 1.09. RECOURSE FOR DEFAULTED RECEIVABLES. (a) To the extent of the Default Recourse Limit (as defined below) at such time, on the last day of each Settlement Period for each Receivable Interest as to which a Liquidation Day has occurred, the Seller shall be obligated to pay to the Agent for the account of the owner of such Receivable Interest, without prejudice to any other rights that the Investor or any other owner of a Receivable Interest may have hereunder or under applicable law, an amount equal to such Receivable Interest multiplied by the Outstanding Balance of any Pool Receivable that at such time is a Defaulted Receivable (but without duplication of amounts previously paid under this subsection (a) with respect to such interest in such Defaulted Receivable).

            (b)  "Default Recourse Limit" means at any time an amount equal to:

                  (i) the applicable Loss Percentage multiplied by the Capital of such Receivable Interest at such time, PROVIDED the foregoing amount shall not be recomputed (and shall remain fixed) on any day that is a Liquidation Day for such Receivable Interest, PROVIDED FURTHER that such amount shall again be recomputed (and no longer shall remain fixed) on any day that is no longer a Liquidation Day for such Receivable Interest; PLUS

                  (ii) an amount equal to (a) the aggregate Outstanding Balance of all Pool Receivables of any Obligor for which there is a Special Concentration Limit, up to but not exceeding an amount equal to the product of such Special Concentration Limit multiplied by the aggregate Outstanding Balance of all Pool Receivables, MINUS (b) the amount of the product of the Concentration Limit multiplied by the aggregate Outstanding Balance of all Pool Receivables; MINUS
                                       7

                  (iii) an amount equal to the aggregate payments made prior to such time (but subsequent to the most recently preceding day which is not a Liquidation Day) by the Seller under Section 1.09(a) above; PLUS

                  (iv) an amount equal to such Receivable Interest multiplied by any Collections with respect to each Defaulted Receivable in respect of which payments shall have been made prior to such time by the Seller under subsection
(a) above, PROVIDED that the Default Recourse Limit for any Receivable Interest shall not at any time by reason of this clause (iii) exceed the Default Recourse Limit that was in effect as of the then most recent date of recomputation in accordance with clause (i) above.

            (c) The proceeds of any payment made pursuant to subsection (a) above shall be deemed to be a Collection in respect of each Receivable in respect of which such payments are made by the Seller, and the amount of each such Collection shall be applied as provided in Section 1.05.

            SECTION 1.10. EURODOLLAR INCREASED COSTS. If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in Section 1.11) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Investor of agreeing to purchase or purchasing, or maintaining the ownership of, Receivable Interests in respect of which Yield is computed by reference to the Eurodollar Rate, then, upon demand by the Investor (with a copy to the Agent), the Seller shall immediately pay to the Agent, for the account of the Investor (as a third-party beneficiary), from time to time as specified, additional amounts sufficient to compensate the Investor for such increased costs. Such increased costs shall be determined by the Investor and notified to the Seller through the Agent within 30 days after all Capital of Receivable Interests is reduced to zero. A certificate as to such amounts submitted to the Seller and the Agent by the Investor shall be conclusive and binding for all purposes, absent manifest error.

            SECTION 1.11. ADDITIONAL YIELD ON RECEIVABLE INTERESTS BEARING A EURODOLLAR RATE. The Seller shall pay to the Investor, so long as the Investor shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield on the Capital of each Receivable Interest of the Investor during each Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate, for such Fixed Period, at a rate per annum equal at all times during such Fixed Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Fixed Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of the Investor for such Fixed Period, payable on each date on which Yield is payable on such Receivable Interest. Such additional Yield shall be determined by the Investor and notified to the Seller through the Agent within 30 days after any Yield payment is made with

                                       8

respect to which such additional Yield is requested. A certificate as to such additional Yield submitted to the Seller and the Agent shall be conclusive and binding for all purposes, absent manifest error.

            SECTION 1.12. BREAKAGE FEE AND INDEMNITY. If any Liquidation Day, or the Termination Date, for any Receivable Interest shall occur during any Fixed Period (computed, for purposes of this Section 1.12, without regard to clause
(iv) of the definition of "Fixed Period" contained in Exhibit I hereto) for such Receivable Interest and the Investor Rate for such Fixed Period for such Receivable Interest shall be the MTN Fixed Rate or the MTN Floating Rate for such Fixed Period, the Seller shall indemnify and hold harmless the Investor of such Receivable Interest for all losses, costs, liabilities and expenses which such Investor may incur as a result of the occurrence of such Liquidation Day or Termination Date, including the Breakage Fee (as defined below).

            "Breakage Fee" for a Receivable Interest means a fee, provided that "F" (as defined below) shall be greater than "R" (as defined below), to be computed cumulatively as of each Fee Determination Date for such Receivable Interest as follows:

                  [C x (F-R)] x [1 - (1 + R/f)-n]
                  [      f  ]   [    R/f     ]

            where:

            C = the amount by which Capital of such Receivable Interest is reduced on such Fee Determination Date

            F = if the Investor Rate for such Fixed Period shall be the MTN Fixed Rate, the MTN Fixed Rate for such Receivable Interest for such Fixed Period; and if the Investor Rate for such Fixed Period shall be the MTN Floating Rate, the MTN Floating Rate for such Receivable Interest in effect on such Fee Determination Date for such Receivable Interest

            R = the highest rate of interest (which will be a fixed interest rate if the MTN Fixed Rate shall apply for such Fixed Period, and which will be a floating interest rate, based on the "Interest Rate Base" (as identified in the related Notice of Purchase and/or Investor Rate) in effect on such Fee Determination Date, if the MTN Floating Rate shall apply for such Fixed Period) at which the Agent on behalf of the Investor shall be permitted under the Investor's credit and investment policy to reinvest on such Fee Determination Date the amount of "C" above; PROVIDED, HOWEVER, that "R" shall not be less than the yield to maturity of U.S. Treasury notes trading closest to par value and maturing within three months of the last day of such

                                       9
Interest Period

            f = the frequency per year (maximum amount of times per year) that Yield for such Receivable Interest for such Fixed Period shall be payable

            n = the number of originally scheduled Settlement Periods (in whole or in part) remaining in such Fixed Period from such Fee Determination Date to the last day of such Fixed Period

The portion of the Breakage Fee for such Receivable Interest computed as of each Fee Determination Date for such Receivable Interest shall be payable by the Seller within 2 Business Days after such Fee Determination Date.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES; COVENANTS;
                             EVENTS OF TERMINATION

            SECTION 2.01. REPRESENTATIONS AND WARRANTIES; COVENANTS. The Seller hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, set forth in Exhibits III and IV, respectively, hereto.
            SECTION 2.02. EVENTS OF TERMINATION. If any of the Events of Termination set forth in Exhibit V hereto shall occur and be continuing, the Agent may, by notice to the Seller, take either or both of the following actions: (x) declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred), and (y) without limiting any right under the Collection Agent Agreement to replace the Collection Agent, designate another Person to succeed the Seller as the Collection Agent; PROVIDED that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in subsection (g) of Exhibit V, the Facility Termination Date shall occur, the Seller (if it is then serving as the Collection Agent) shall cease to be the Collection Agent, and the Agent or its designee shall become the Collection Agent. Upon any such declaration or designation or upon any such automatic termination, the Investor and the Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided under applicable law, which rights and remedies shall be cumulative.
                                  ARTICLE III

                                INDEMNIFICATION

            SECTION 3.01. INDEMNITIES BY THE SELLER. Without limiting any other rights that the Agent or the Investor (each, an "Indemnified Party") may have hereunder or under applicable

                                       10

law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement or the use of proceeds of purchases or reinvestments or the ownership of Receivable Interests or in respect of any Receivable or any Contract, EXCLUDING, HOWEVER,
(a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) Indemnified Amounts to the extent arising out of, relating to, or resulting from any act or omission on the part of such Indemnified Party or any Collection Agent, other than the Seller, appointed by any Indemnified Party, (c) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables, (d) any income taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract, (e) Indemnified Amounts arising from the failure of any Indemnified Party to comply with any applicable laws, unless such failure arose out of the breach by the Seller of any representation, warranty or covenant of this Agreement, and (f) Indemnified Amounts arising from the sale of commercial paper and/or Medium Term Notes by any Indemnified Party or the operations or administration of any Indemnified Party generally (except to the extent of the Seller's share of Other Costs as set forth in Section 4.04(c)) or which would have existed or arisen even had such Indemnified Party not entered into this Agreement, unless in each case such Indemnified Amounts arose out of the breach by the Seller of any representation, warranty or covenant of this Agreement; PROVIDED that in connection with any Indemnified Amounts covered by this Agreement and one or more other agreements pursuant to which CAFCO has purchased receivables or interests therein from other Persons and arising out of or resulting from the same act, omission or occurrence, the Seller's liability under this Section shall not exceed its ratable portion thereof determined in accordance with its usage and the usage of such other Persons under their respective facilities; PROVIDED, FURTHER, that if such Indemnified Amounts are attributable to Other Sellers (as defined in Section 4.04(c)) and not attributable to the Seller, such Other Sellers shall be solely liable for such Indemnified Amounts; PROVIDED, FURTHER, HOWEVER, that if such Indemnified Amounts are attributable to the Seller and not attributable to any Other Seller, the Seller shall be solely liable for such Indemnified Amounts. Without limiting or being limited by the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

                  (i) the creation of an undivided percentage ownership interest in any Receivable which is not at the date of the creation of such interest an Eligible Receivable or which thereafter ceases to be an Eligible Receivable;

                  (ii) reliance on any representation or warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement which shall have been incorrect in any material respect when made;

                  (iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such
                                       11
applicable law, rule or regulation;

                  (iv) the failure to vest in the Investor an undivided percentage ownership interest, to the extent of each Receivable Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, free and clear of any Adverse Claim;

                  (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable law, with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

                  (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the electricity or services related to such Receivable or the furnishing or failure to furnish such electricity or services;

                  (vii) any failure in any material respect of the Seller, as Collection Agent or otherwise, to perform its duties or obligations in accordance with the provisions hereof or of the Collection Agent Agreement or to perform its duties or obligations under the Contracts;

                  (viii) any products liability claim arising out of or in connection with electricity or services which are the subject of any Contract;
                  (ix) the commingling of Collections of Pool Receivables at any time with other funds;

                  (x) any investigation, litigation or proceeding, initiated by a third party involving any act or omission on the part of the Seller which is related to this Agreement or the use of proceeds of purchases or reinvestments or the ownership of Receivable Interests or any Receivable, Related Security or Contract;
                  (xi) any Adverse Claim affecting the Pool Receivables arising from the Mortgage or the LREC Indenture or the filing or existence of assignments, financing statements or similar instruments with respect to the Mortgage or the LREC Indenture; and

                                       12

                  (xii) any failure to obtain any acknowledgment, authorization or approval under, or provide any notice required by, the Federal Assignment of Claims Act of 1940, as amended, in respect of Government Receivables, or any failure to obtain any acknowledgment, authorization or approval under, or provide any notice required by, any similar law of the State of Louisiana or any local or municipal government within such State, in respect of any Receivable whose Obligor is the State of Louisiana, any governmental subdivision or agency thereof or any locality or municipality therein.

                                   ARTICLE IV

                                 MISCELLANEOUS

            SECTION 4.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller therefrom shall be effective unless in a writing signed by the Agent, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Investor or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

            SECTION 4.02. NOTICES, ETC. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and faxed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications shall be effective when received.

            SECTION 4.03. ASSIGNABILITY; TERMINATION. (a) This Agreement and the Investor's rights and obligations herein (including ownership of each Receivable Interest) shall be assignable by the Investor and its successors and assigns to any Eligible Assignee. The Seller may not assign its rights hereunder or any interest herein without the prior written consent of the Agent.

            (b) Each assignor of a Receivable Interest or any interest therein shall notify the Agent and the Seller of any such assignment.

            (c) The provisions of Sections 1.09, 1.10, 1.11, 3.01, 4.04, 4.05 and 4.06 shall survive any termination of this Agreement; PROVIDED, that each of the indemnities under Section 3.01 which relate to claims against any Indemnified Party shall not survive beyond the expiration of any statute of limitations applicable to such claim (unless such claim is asserted against any Indemnified Party prior to such expiration), and each of the other indemnities of Section 3.01 and each of the provisions of Section 4.04 shall not survive beyond the second anniversary of the later of the Facility Termination Date or the date on which all Capital of all Receivable Interests is reduced to zero (except for claims for indemnification and demands for payment asserted by any

                                       13

Indemnified Party prior to such second anniversary).

            SECTION 4.04. COSTS, EXPENSES AND TAXES. (a) In addition to the rights of indemnification granted under Section 3.01 hereof, the Seller agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing of Receivables) of this Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and CAFCO with respect thereto and with respect to advising the Agent and CAFCO as to their rights and remedies under this Agreement, and all costs and expenses, if any (including reasonable counsel fees and expenses) of the Investor or the Agent, in connection with the enforcement of this Agreement and the other documents and agreements to be delivered hereunder.

            (b) In addition, the Seller shall pay any and all commissions of placement agents and dealers in respect of Commercial Paper Notes or Medium Term Notes, or both, issued to fund the purchase or maintenance of any Receivable Interest and any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay on the part of the Seller in paying or omission to pay such taxes and fees.

            (c) The Seller also shall pay on demand all other costs, expenses and taxes (excluding income taxes) incurred by CAFCO or any stockholder of CAFCO ("Other Costs"), including the cost of auditing CAFCO's books by certified public accountants, the cost of rating CAFCO's Commercial Paper Notes or Medium Term Notes, or both, by independent financial rating agencies, the issuance fee in respect of CAFCO's Medium Term Notes charged by and payable to the Agent, the cost of issuing CAFCO's Commercial Paper Notes or Medium Term Notes, or both, the taxes (excluding income taxes) resulting from CAFCO's operations, and the reasonable fees and out-of-pocket expenses of counsel for CAFCO with respect to advising as to rights and remedies under this Agreement, the enforcement of this Agreement, advising as to matters relating to CAFCO's operations or advising CAFCO as to the issuance of CAFCO's Commercial Paper Notes or Medium Term Notes, or both, and acting in connection with such issuance; PROVIDED that the Seller and any other Persons who from time to time sell receivables or interests therein to CAFCO ("Other Sellers") each shall only be liable for such Other Costs ratably in accordance with the usage under their respective facilities; and PROVIDED FURTHER that if such Other Costs are attributable to the Seller and not attributable to any Other Seller, the Seller shall be solely liable for such Other Costs.
                                       14

            SECTION 4.05. NO PROCEEDINGS. Each of the Seller, the Agent, the Investor, each assignee of a Receivable Interest or any interest therein and each entity which enters into a commitment to purchase Receivable Interests or interests therein hereby agrees that it will not institute against CAFCO any proceeding of the type referred to in paragraph (g) of Exhibit V so long as any Commercial Paper Notes or Medium Term Notes issued by the Investor shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes or Medium Term Notes shall have been outstanding.

            SECTION 4.06. CONFIDENTIALITY. (a) Unless otherwise required by applicable law, the Seller agrees to maintain the confidentiality of this Agreement (and all drafts thereof) in communications with third parties and otherwise; PROVIDED that this Agreement may be disclosed (i) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent, (ii) to the Seller's legal counsel and auditors, and (iii) to the extent required by applicable law (including, without limitation, the Securities Exchange Act of 1934, as amended) or by any court, regulatory body or agency having jurisdiction over the Seller; and PROVIDED, FURTHER, that the Seller shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of the Seller, except that the Seller will not take any affirmative actions to further disclose such information (except to the extent otherwise permitted by this Section 4.06(a)).

            (b) CAFCO, CNA and the Agent each agrees to maintain the confidentiality of all information with respect to the Seller furnished or delivered to it pursuant to paragraph (g) of Exhibit IV; PROVIDED, that such information may be disclosed (i) to such party's legal counsel and auditors,
(ii) to the extent required by applicable law or by any court, regulatory body or agency having jurisdiction over such party, and (iii) to Investors and prospective Investors if they agree to hold it confidential to the extent set forth in this Section 4.06(b); and PROVIDED, FURTHER, that such party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party, except that such party will not take any affirmative actions to further disclose such information (except to the extent otherwise permitted by this Section 4.06(b)).

            SECTION 4.07. GOVERNING LAW; EXECUTION IN COUNTERPARTS. (a) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, except to the extent that the validity or perfection of the interests of the Investors in the Receivables, or remedies hereunder, in respect thereof, are governed by the laws of a jurisdiction other than the State of New York.
            (b) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                                       15

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       CENTRAL LOUISIANA ELECTRIC COMPANY, INC.

                                       By:    DAVID M. EPPLER
                                       Title: Vice President-Finance

                                       2030 Donahue Ferry Road
                                       Pineville, Louisiana 71360
                                       Attention: Michael P. Prudhomme
                                       Facsimile No. 318-484-7697


                                       CORPORATE ASSET FUNDING COMPANY, INC.

                                       By: Citicorp North America,
                                           Inc., as Attorney-in-Fact

                                           By: ARTHUR B. BOVINO, JR.
                                               Vice President

                                           450 Mamaroneck Avenue
                                           Harrison, New York  10528
                                           Attention:  Corporate Asset Funding
                                           Facsimile No. 914-899-7015

                                       16

                                       CITICORP NORTH AMERICA, INC.,
                                       individually and as Agent

                                       By: ARTHUR B. BOVINO, JR.
                                           Vice President

                                           450 Mamaroneck Avenue
                                           Harrison, New York  10528
                                           Attention:  Corporate Asset Funding
                                           Facsimile No. 914-899-7015

                                       17

                                   EXHIBIT I

                                  DEFINITIONS

            As used in the Agreement (including its Exhibits), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "ADVERSE CLAIM" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement.

            "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

            "AFFILIATED OBLIGOR" means any Obligor that is an Affiliate of another Obligor.

            "AGENT'S ACCOUNT" means the special account (account number 4054-8804) of the Agent maintained at the office of Citibank, N.A. at 399 Park Avenue, New York, New York.

            "ALTERNATE BASE RATE" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

            (a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time as Citibank, N.A.'s base rate; or

            (b) 1/2 of one percent above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank, N.A. on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank, N.A. from three New York certificate of deposit dealers of recognized standing selected by Citibank, N.A., in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent.

            "ASSESSMENT RATE" for any Fixed Period means the annual assessment rate per annum estimated by Citibank, N.A. on the first day of such Fixed Period for determining the then current annual assessment payable by Citibank, N.A. to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank, N.A. in the United States.
                                      I-1

            "ASSIGNEE RATE" for any Fixed Period for any Receivable Interest means an interest rate per annum equal to

            (x)  the sum of:

            (a) the rate per annum obtained by dividing (i) the consensus bid rate determined by Citibank, N.A. (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such consensus bid rate is not such a multiple) for the bid rates per annum, at 9:00 A.M. (New York City time) (or as soon thereafter as practicable on the first day of such Fixed Period) of New York certificate of deposit dealers of recognized standing selected by Citibank, N.A. for the purchase at face value of certificates of deposit of Citibank, N.A. in New York City in an amount substantially equal to the Capital of such Receivable Interest on such first day and with a maturity equal to such Fixed Period, by
(ii) a percentage equal to 100% minus the CD Reserve Percentage for such Fixed Period, PLUS

            (b)  the Assessment Rate for such Fixed Period, PLUS

            (c) during any period when the condition set forth in paragraph 2(iii) of Exhibit II to the Agreement was not satisfied (or, if none of the Seller's long-term public senior debt securities are publicly rated at such time, the Agent shall have determined, in its sole discretion, that any of such securities would not receive at least the specified ratings if they were publicly rated), a rate of 1% per annum;

      or (y), at the option of the Agent, upon notice to the Seller,

            (a) 0.175% per annum above the Eurodollar Rate for such Fixed Period, OR

            (b) during any period when the condition set forth in paragraph 2(iii) of Exhibit II to the Agreement was not satisfied (or, if none of the Seller's long-term public senior debt securities are publicly rated at such time, the Agent shall have determined, in its sole discretion, that any of such securities would not receive at least the specified ratings if they were publicly rated), 1% per annum above the Eurodollar Rate for such Fixed Period;

PROVIDED, HOWEVER, that (i) for any Fixed Period on or prior to the first day on which the Investor shall have notified the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Investor to fund such Receivable Interest at the Assignee Rate set forth above (and the Investor shall not have subsequently notified the Agent that such circumstances no longer exist), (ii) in the case of any Fixed Period of one to (and including) 29 days, (iii) in the case of any Fixed Period as to which the Agent does not receive notice by 12:00 noon (New York City time) on the third Business Day preceding the first day of such Fixed Period, that the related Receivable Interest will not be funded by issuance of commercial paper or Medium Term Notes, and (iv) in the case of any Fixed Period for a Receivable Interest the Capital of which allocated to the Investor is less than $500,000, the "ASSIGNEE RATE" for such Fixed Period shall be an interest rate per annum equal to the Alternate Base Rate in effect on the first day of such Fixed Period; PROVIDED FURTHER that the Agent and the Seller may agree in writing from time to time upon a different "ASSIGNEE RATE".

                                      I-2

            "AVERAGE MATURITY" means at any time that period of days equal to the average maturity of the Pool Receivables calculated by the Collection Agent in the then most recent Investor Report; PROVIDED if the Agent shall disagree with any such calculation, the Agent may recalculate such Average Maturity.

            "BREAKAGE FEE" has the meaning specified in Section 1.12.

            "BREAKAGE RESERVE" at any time during a Fixed Period means, (i) for any Receivable Interest for which the Investor Rate for such Fixed Period shall be either an MTN Fixed Rate less than 12% per annum, or an initial MTN Floating Rate less than 12% per annum, an amount equal to the Breakage Fee for such Receivable Interest at such time, computed in accordance with the formula contained in Section 1.12 but giving effect to the Breakage Reserve Adjustments described below, (ii) for any Receivable Interests for which the Investor Rate for such Fixed Period shall be either an MTN Fixed Rate equal to or higher than 12% per annum, or an initial MTN Floating Rate equal to or higher than 12% per annum, an amount to be determined by a computation to which the Agent and the Seller shall have agreed in writing pursuant to Section 1.03(c), and (iii) for any Receivable Interest at any other time, zero. The Breakage Reserve Adjustments shall, in the determination at any time of the Breakage Reserve for any Receivable Interest for any Fixed Period, be:

            "C" in the formula contained in Section 1.12 shall equal the entire amount of the Capital of such Receivable Interest at such time, and

            "R" in such formula shall equal the fixed interest rate per annum borne by Medium Term Notes, if any, issued by the Owner of such Receivable Interest on the date of such determination and having a term equal to the period from such date to the last day of such Fixed Period, or, if there shall be no such Medium Term Notes, the fixed interest rate per annum which would be borne by Medium Term Notes if issued by such Owner on the date of such determination for such a term, such rate to be the average of quotations for such rate received by the Agent from two securities dealers of recognized standing selected by the Agent, adjusted to the nearest 1/8 of 1% per annum or, if there is no nearest 1/8 of 1% per annum, to the next higher 1/8 of 1% per annum.

            "BUSINESS DAY" means any day on which (i) banks are not authorized or required to close in New York City and (ii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

            "CAFCO" shall include Corporate Asset Funding Company, Inc. and any successor or assign of Corporate Asset Funding Company, Inc. that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

            "CAPITAL" of any Receivable Interest means the original amount paid to the Seller for such Receivable Interest at the time of its purchase by CAFCO pursuant to the Agreement, or
                                      I-3

such amount divided or combined in accordance with Section 1.08, in each case reduced from time to time by Collections distributed on account of such Capital pursuant to Section 1.05; PROVIDED that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

            "CD RESERVE PERCENTAGE" for any Fixed Period means the reserve percentage applicable on the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank, N.A. with respect to liabilities consisting of or including (among other liabilities) U.S. dollar nonpersonal time deposits in the United States with a maturity equal to such Fixed Period.

            "CITIBANK AGREEMENT" means the Receivables Purchase Agreement, dated as of the date hereof, among the Seller, Citibank, N.A. and CNA, individually and as Agent, as the same may, from time to time, be amended, modified or supplemented.

            "COLLECTION AGENT" means at any time the Person then authorized pursuant to the Collection Agent Agreement to administer and collect Pool Receivables.

            "COLLECTION AGENT AGREEMENT" means an agreement between the Seller and the Agent (and, if the Seller does not act as Collection Agent, consented to by the Collection Agent), in form and substance satisfactory to them, governing the appointment and responsibilities of the Collection Agent as to administration and collection of the Pool Receivables, and requiring the Collection Agent to perform its obligations set forth in the Agreement.

            "COLLECTION AGENT FEE" means the collection agent fee referred to in the Collection Agent Agreement.

            "COLLECTION AGENT FEE RESERVE" for any Receivable Interest at any time means the sum of (i) the Liquidation Collection Agent Fee for such Receivable Interest at such time plus (ii) the unpaid Collection Agent Fee relating to such Receivable Interest accrued to such time.

            "COLLECTIONS" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable, and any Collection of such Receivable deemed to have been received pursuant to Section 1.05.

            "COMMERCIAL PAPER NOTE" means a promissory note having a term not exceeding 270 days.

            "CONCENTRATION LIMIT" for any Obligor means at any time 2%, or such other percentage ("Special Concentration Limit") for such Obligor designated by the Agent in a writing delivered to the Seller; PROVIDED that in the case of an Obligor with any Affiliated Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliated Obligor are one

                                      I-4

Obligor; PROVIDED FURTHER that the Agent may cancel any Special Concentration Limit upon three Business Days' notice to the Seller.

            "CONTRACT" means, collectively, (i) any of the Tariffs, and (ii) any joint plant operating agreement (or other similar agreement) between the Seller and an Obligor which is a joint owner of a utility plant pursuant to which the Seller pays from time to time operating and/or capital expenses necessary for the operation of the plant and such Obligor shall be obligated to reimburse the Seller for its allocated portion of such expenses.

            "CP RATE" for any Fixed Period for any Receivable Interest means the interest rate per annum equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper Notes of the Investor of such Receivable Interest thereof having a term equal to such Fixed Period and to be issued to fund the purchase or maintenance of such Receivable Interest by such Investor may be sold by any placement agent or dealer selected by such Investor, as agreed between each such agent or dealer and such Investor and notified by such Investor to the Agent and the Collection Agent; PROVIDED, HOWEVER, if the rate (or rates) as agreed between any such agent or dealer and such Investor with regard to any Fixed Period for any Receivable Interest is a discount rate (or rates), the "CP RATE" for such Fixed Period shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

            "CREDIT AND COLLECTION POLICY" means those receivables credit and collection policies and practices of the Seller in effect on the date of the Agreement and described in Schedule II hereto, as modified in compliance with the Agreement.

            "DEBT" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of kinds referred to in clauses (i) through (iv) above, and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

            "DEFAULT RATIO" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that were Defaulted Receivables on such day or that would have been Defaulted Receivables on such day had they not been written off the books of the Seller during such month by (ii) the aggregate Outstanding Balance on such day of all Pool Receivables that have been billed.

            "DEFAULTED RECEIVABLE" means a Receivable:

                  (i) as to which any payment, or part thereof, remains unpaid for 91 days from the original due date for such payment;

                                      I-5

                  (ii) as to which the Obligor thereof or any other Person obligated thereon or owning any Related Security in respect thereof has taken any action, or suffered any event to occur, of the type described in paragraph
(g) of Exhibit V; or

                  (iii) which, consistent with the Credit and Collection Policy, would be written off the Seller's books as uncollectible.

            "DELINQUENCY RATIO" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day by (ii) the aggregate Outstanding Balance on such day of all Pool Receivables that have been billed.

            "DELINQUENT RECEIVABLE" means a Receivable that is not a Defaulted Receivable and:
                  (i) as to which any payment, or part thereof, remains unpaid for 31 days from the original due date for such payment; or

                  (ii) which, consistent with the Credit and Collection Policy, would be classified as delinquent by the Seller.

            "DESIGNATED ACCOUNT" means an account in the name of, and owned by, CNA, as Agent, designated by the Agent for the purpose of receiving Collections of Pool Receivables.

            "DESIGNATED OBLIGOR" means, at any time, each Obligor; PROVIDED, HOWEVER, that any Obligor shall cease to be a Designated Obligor upon three Business Days' notice by the Agent to the Seller.

            "ELIGIBLE ASSIGNEE" means (i) Citibank, N.A., CNA, or any of their Affiliates, (ii) any Person managed by Citibank, N.A., CNA or any of their Affiliates, or (iii) a financial institution or other entity which is acceptable to the Agent and is approved by the Seller, which approval shall not be unreasonably withheld.

            "ELIGIBLE RECEIVABLE" means, at any time, a Receivable:

                  (i) the Obligor of which, at the time of the initial creation of an interest therein under the Agreement, (A) is a United States resident, (B) is not an Affiliate of any of the parties hereto, and (C) is not the United States Government or any agency thereof;

                  (ii) the Obligor of which, at the time of the initial creation of an interest therein under the Agreement, is a Designated Obligor and is not the Obligor of any Defaulted Receivables which in the aggregate constitute 5% or more of the aggregate Outstanding Balance of all Receivables of such Obligor;

                  (iii) which at the time of the initial creation of an interest therein under the Agreement is not a Defaulted or Delinquent Receivable;
                                      I-6

                  (iv) which, according to the Contract related thereto, is required to be paid in full within 30 days of the original billing date therefor;
                  (v) which is an open account receivable, note or other obligation representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended; the nature of which is such that its purchase with the proceeds of commercial paper notes issued by the Seller would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended; and which is not being used by the Seller or any of its subsidiaries in determining the total "current transactions" of the Seller and its subsidiaries in claiming an exemption from registration under Section 3(a)(3) of the Securities Act of 1933, as amended, for any securities issued by the Seller or any of its subsidiaries;

                  (vi) which is (x) an "account" within the meaning of Section 9-106 of the UCC of the applicable jurisdictions governing the perfection of the interest created by a Receivable Interest or (y) with respect to any Special Receivable, a "general intangible" within the meaning of Section 9-106 of the UCC of the applicable jurisdiction governing the perfection of the interest created by a Receivable Interest;

                  (vii) which is denominated and payable only in United States dollars in the United States;

                  (viii) which, at the time of the initial creation of an interest therein under the Agreement, arises under a Contract which, together with such Receivable, is in full force and effect and constitutes a legal, valid and binding obligation of the Obligor of such Receivable and is not subject to any dispute (other than hearings, actions or administrative proceedings attributable to rate matters or Tariffs involving the Seller's Receivables generally and arising in the ordinary course of the Seller's business), offset, counterclaim or defense whatsoever (except the potential discharge in bankruptcy of such Obligor);

                  (ix) which, at the time of the initial creation of an interest therein under the Agreement, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

                  (x) which, at the time of the initial creation of an interest therein under the Agreement, (A) satisfies all applicable requirements of the Credit and Collection Policy and (B) complies with such other criteria and requirements (other than
                                      I-7

those relating to the collectibility of such Receivable) as the Agent may from time to time specify to the Seller upon 30 days' notice;

                  (xi) as to which, at or prior to the time of the initial creation of an interest therein under the Agreement, the Agent has not notified the Seller that such Receivable (or class of Receivables) is no longer acceptable for purchase by CAFCO hereunder; and

                  (xii) the Outstanding Balance of which, at the time of the initial creation of an interest therein under the Agreement, if it is a Special Receivable, when aggregated with the Outstanding Balances of all other Special Receivables, does not exceed the lesser of (x) $5,000,000 and (y) 20% of the Outstanding Balance of all Pool Receivables.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA AFFILIATE" means any trade or business (whether or not incorporated) which together with the Seller would be treated as a single employer or as a member of a group under common control under the provisions of
Section 414 of the Internal Revenue Code of 1986, as amended, or Title I or Title IV of ERISA and the regulations thereunder.

            "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "EURODOLLAR RATE" means, for any Fixed Period, an interest rate per annum equal to the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank, N.A. in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Fixed Period in an amount substantially equal to the Capital associated with such Fixed Period on such first day and for a period equal to such Fixed Period.

            "EURODOLLAR RATE RESERVE PERCENTAGE" of the Investor for any Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate means the reserve percentage applicable two Business Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for the Investor with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Fixed Period.
            "EVENT OF TERMINATION" has the meaning specified in Exhibit V.

            "FACILITY TERMINATION DATE" means the earliest of February 29, 2000, the date
                                      I-8

determined pursuant to Section 2.02, and the date the Purchase Limit reduces to zero.
            "FEE DETERMINATION DATE" means (i) for any Receivable Interest for purposes of the computation of the Breakage Fee for such Receivable Interest under Section 1.12, each day on which an amount of Capital of such Receivable Interest is reduced and (ii) for any Receivable Interest for purposes of the computation of the Breakage Fee under the definition of "Breakage Reserve" contained in this Exhibit I, each time such calculation is made.

            "FIXED PERIOD" means with respect to any Receivable Interest, a period determined pursuant to Section 1.02 or Section 1.03, PROVIDED, however, that:

      (i) any Fixed Period in respect of which Yield is computed by reference to the Assignee Rate shall be a period of from one to and including 14 days, or a period of 21, 30, 60, 90 or 180 days (or for any Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate a period of one to and including 29 days, or a period of one, two or three months) as the Seller may select and the Agent may approve on notice by the Seller received by the Agent (including notice by telephone, confirmed in writing) not later than 11:00 A.M. (New York City time) on the day which occurs three Business Days before the first day of such Fixed Period, each such Fixed Period for any Receivable Interest to commence on the last day of the immediately preceding Fixed Period for such Receivable Interest (or, if there is no such Fixed Period, on the date of purchase of such Receivable Interest), EXCEPT that if the Agent shall not have received such notice, or the Agent and the Seller shall not have so mutually agreed, before 11:00 A.M. (New York City time) on such day, such Fixed Period shall be one day;

      (ii) any such Fixed Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day (PROVIDED, HOWEVER, if Yield in respect of such Fixed Period is computed by reference to the Eurodollar Rate, and such Fixed Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Fixed Period shall end on the next preceding Business Day);

      (iii) in the case of Fixed Periods of one day, (A) if such Fixed Period is the initial Fixed Period for a Receivable Interest, such Fixed Period shall be the day of purchase of such Receivable Interest; (B) any subsequently occurring Fixed Period which is one day shall, if the immediately preceding Fixed Period is more than one day, be the last day of such immediately preceding Fixed Period, and, if the immediately preceding Fixed Period is one day, be the day next following such immediately preceding Fixed Period; and (C) if such Fixed Period occurs on a day immediately preceding a day which is not a Business Day, such Fixed Period shall be extended to the next succeeding Business Day; and

      (iv) in the case of any Fixed Period for any Receivable Interest which commences before the Termination Date for such Receivable Interest and would otherwise end on a date occurring after such Termination Date, such Fixed Period shall end on such

                                      I-9

            Termination Date and the duration of each Fixed Period which commences on or after the Termination Date for such Receivable Interest shall be of such duration as shall be selected by the Agent.

            "GOVERNMENT RECEIVABLE" means any Receivable whose Obligor is the United States Government or any agency thereof.

            "INVESTOR" means CAFCO and all other owners by assignment or otherwise of a Receivable Interest and, to the extent of the undivided interests so purchased, shall include any participants which are Eligible Assignees.

            "INVESTOR RATE" for any Fixed Period for any Receivable Interest means one of the following rates, as determined for such Fixed Period in accordance with the terms and conditions of Section 1.02 or 1.03:

            (i)  the CP Rate for such Fixed Period, or

           (ii)  the MTN Fixed Rate for such Fixed Period, or

          (iii) the MTN Floating Rate in effect from time to time for such Fixed Period;

PROVIDED, HOWEVER, that if the Investor of a Receivable Interest shall not, at any time and for any reason, fund its purchase or maintenance of such Receivable Interest for such Fixed Period by its issuing Commercial Paper Notes or Medium Term Notes, the "INVESTOR RATE" for such Fixed Period shall then be the Assignee Rate for such Fixed Period or such other rate as the Agent and the Seller shall agree to in writing; and PROVIDED, FURTHER, however, that if such Investor so requests and the Seller consents thereto, the "INVESTOR RATE" for any Fixed Period of one day shall be the Assignee Rate for such Fixed Period.

            "INVESTOR REPORT" means a report, in substantially the form of Annex A hereto, furnished by the Collection Agent to the Agent pursuant to the Collection Agent Agreement.

            "LIQUIDATION COLLECTION AGENT FEE" means, for any Receivable Interest on any date, an amount equal to (i) the Capital of such Receivable Interest on such date multiplied by (ii) the product of (a) the percentage per annum at which the Collection Agent Fee is accruing on such date and (b) a fraction having the Average Maturity (as in effect at such date) as its numerator and 360 as its denominator.

            "LIQUIDATION DAY" means, for any Receivable Interest, (i) each day during a Settlement Period for such Receivable Interest on which the conditions set forth in paragraph 2 of Exhibit II are not satisfied, PROVIDED such conditions remain unsatisfied during such Settlement Period, and (ii) each day which occurs on or after the Termination Date for such Receivable Interest.

            "LIQUIDATION FEE" means, for each Receivable Interest for any Fixed Period (computed without regard to clause (iv) of the definition of "Fixed Period") during which any
                                      I-10

Liquidation Day or Termination Date for such Receivable Interest occurs and for which the Investor Rate shall be neither the MTN Fixed Rate nor the MTN Floating Rate, the amount, if any, by which (i) the additional Yield (calculated without taking into account any Liquidation Fee) which would have accrued on the reductions of Capital of such Receivable Interest during such Fixed Period (as so computed) if such reductions had remained as Capital, exceeds (ii) the income, if any, received by the Investor or assignee of such Receivable Interest from such Investor's or assignee's investing the proceeds of such reductions of Capital.
            "LIQUIDATION YIELD" means, for any Receivable Interest on any date, an amount equal to the product of (i) the Capital of such Receivable Interest on such date and (ii) the product of (a) the Assignee Rate for such Receivable Interest for a 30-day Fixed Period deemed to commence on such date and (b) a fraction having the Average Maturity (as in effect at such date) as its numerator and 360 as its denominator.

            "LOSS PERCENTAGE" means, for any Receivable Interest on any date, the greater of (i) four times the highest Default Ratio as of the last day of each of the three months ended immediately preceding such date, and (ii) 6%.

            "LREC INDENTURE" means, collectively, the indentures dated as of December 29, 1948, August 25, 1949, July 13, 1951 and July 11, 1958, and all supplements thereto between the Louisiana Rural Electric Corporation and Fidelity National Bank of Baton Rouge as Trustee securing mortgage notes by the Louisiana Rural Electric Corporation to the United States of America, which obligations under such indentures as supplemented have been assumed by the Seller.
            "MEDIUM TERM NOTE" means a promissory note having a term exceeding 270 days but not exceeding five years.

            "MORTGAGE" means the Indenture of Mortgage dated as of July 1, 1950 by the Seller to National Bank of Commerce in New Orleans, as Trustee, as amended and supplemented from time to time.

            "MTN FIXED RATE" for any Fixed Period for any Receivable Interest means the fixed interest rate per annum offered by the Investor of such Receivable Interest in respect of Medium Term Notes issued or to be issued by such Investor for a term (or a remaining term) equal to such Fixed Period and to be used by such Investor to fund the purchase or maintenance of such Receivable Interest, such fixed interest rate per annum to be notified by or on behalf of such Investor to the Agent and the Collection Agent.

            "MTN FLOATING RATE" for any Fixed Period for any Receivable Interest means the floating interest rate per annum (determined by reference to an interest rate formula) in effect from time to time offered by the Investor of such Receivable Interest in respect of Medium Term Notes issued or to be issued by such Investor for a term (or a remaining term) equal to such Fixed Period and to be used by such Investor to fund the Purchase or maintenance of such Receivable Interest, such floating interest rate per annum to be notified by or on behalf of such Investor to the Agent and the Collection Agent.

            "MTN INDENTURE" means the Indenture dated as of October 1, 1988 between the Seller and Bankers Trust Company, as trustee, as amended or supplemented.

            "NET RECEIVABLES POOL BALANCE" means at any time the Outstanding Balance of Eligible Receivables then in the Receivables Pool reduced by the sum of (i) the Outstanding Balance of such Eligible Receivables that have become Defaulted Receivables and (ii) the aggregate amount by which the Outstanding Balance of Eligible Receivables (other than Defaulted Receivables) of each Obligor then in the Receivables Pool exceeds the product of (A) the Concentration Limit for such Obligor multiplied by (B) the Outstanding Balance of the Eligible Receivables then in the Receivables Pool.

            "NOTICE OF PURCHASE AND/OR INVESTOR RATE" has the meaning specified in Section 1.03.

            "OBLIGOR" means a Person obligated to make payments pursuant to a Contract.
            "OUTSTANDING BALANCE" of any Receivable at any time means the then outstanding principal balance thereof.

            "PENSION PLAN" means an employee benefit plan (other than a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA) maintained for employees of the Seller or any Affiliate of the Seller and covered by Title IV of ERISA.
            "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
            "POOL RECEIVABLE" means a Receivable in the Receivables Pool.

            "POTENTIAL EVENT OF TERMINATION" means any event that would, with the giving of notice or lapse of time or both, constitute an Event of Termination.

            "PROVISIONAL LIQUIDATION DAY" means each day that would be a Liquidation Day but for the proviso in clause (i) of the definition of "Liquidation Day."

            "PURCHASE LIMIT" means $35,000,000, as such amount may be reduced pursuant to Section 1.01. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit, as then reduced pursuant to Section 1.01(b) or pursuant to the next sentence, minus the sum of the then outstanding Capital of Receivable Interests under the Agreement and the then outstanding "Capital" of "Receivable Interests" under the Citibank Agreement. Furthermore, on each day on which the Seller reduces the unused portion of (or terminates) the "Commitment" under the Citibank Agreement, the Purchase Limit automatically shall reduce by the same amount (or so terminate).

            "RECEIVABLE" means the indebtedness of any Obligor under a Contract, and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

            "RECEIVABLE INTEREST" means, at any time, an undivided percentage ownership interest in (i) all then outstanding Pool Receivables arising prior to the time of the most recent computation or recomputation of such undivided percentage interest pursuant to Section 1.04, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables. Such undivided percentage interest shall be computed as

                               C + YR + CAFR + BR
                               ------------------
                                      NRPB
      where:

            C      =     the Capital of such Receivable Interest at the time of
                         computation

            YR     =     the Yield Reserve of such Receivable Interest at the
                         time of computation

            CAFR   =     the Collection Agent Fee Reserve of such Receivable
                         Interest at the time of computation

            BR     =     the Breakage Reserve of such Receivable Interest at the
                         time of computation

            NRPB   =     the Net Receivables Pool Balance at the time of
                         computation

Each Receivable Interest shall be determined from time to time pursuant to the provisions of Section 1.04.

            "RECEIVABLES POOL" means at any time the aggregation of each then outstanding Receivable in respect of which the Obligor is a Designated Obligor at such time or was a Designated Obligor on the date of the initial creation of an interest in such Receivable under the Agreement.

            "REINVESTMENT TERMINATION DATE" for any Receivable Interest means that Business Day which the Seller or the Agent so designates by notice to the other at least one Business Day in advance.

            "RELATED SECURITY" means with respect to any Receivable:

                  (i) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable; and

                  (ii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise.

            "SETTLEMENT PERIOD" for any Receivable Interest means each period commencing on the first day of each Fixed Period for such Receivable Interest and ending on the last day of such Fixed Period, and, on and after the Termination Date for such Receivable Interest, such period (including, without limitation, a period of one day) as shall be selected from time to time by the Agent or, in the absence of any such selection, each period of thirty days from the last day of the immediately preceding Settlement Period; PROVIDED, HOWEVER, that until the Termination Date for such Receivable Interest, during any Fixed Period for such Receivable Interest for which the Investor Rate shall be the MTN Fixed Rate or the MTN Floating Rate, "SETTLEMENT PERIOD" for such Receivable Interest means each period of six months (or a shorter period if the last day of such Fixed Period shall earlier occur) during such Fixed Period, the initial Settlement Period during such Fixed Period for such Receivable Interest commencing on the first day of such Fixed Period and ending on the day which occurs six months from such first day, and each subsequent Settlement Period during such Fixed Period for such Receivable Interest commencing on the last day of the immediately preceding Settlement Period for such Receivable Interest and ending on the earlier of (i) the day which occurs six months from such last day or (ii) the last day of such Fixed Period.

            "SPECIAL ACCOUNT" means an account maintained by the Seller at a Special Account Bank for the purpose of receiving Collections.

            "SPECIAL ACCOUNT BANK" means any of the banks holding one or more Special Accounts.

            "SPECIAL RECEIVABLE" means any Receivable arising under a Contract of the type described in clause (ii) of the definition of Contract relating to reimbursement for operating and capital expenses.

            "TARIFF" means each of the tariffs approved by the Louisiana Public Service Commission or the Federal Energy Regulatory Commission pursuant to which the Seller shall provide electricity to certain Obligors from time to time and pursuant to which such Obligors shall be obligated to pay for such electricity from time to time.

            "TERMINATION DATE" for any Receivable Interest means the earlier of
(i) the Reinvestment Termination Date for such Receivable Interest and (ii) the Facility Termination Date.

            "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

            "YIELD" means for each Receivable Interest for any Fixed Period:

                             IR x C x ED + LF + BF
                                      --
                                      BI
            where:

            IR = the Investor Rate for such Receivable Interest for such Fixed
                 Period (which rate shall be the Assignee Rate, if the Investor of such Receivable Interest shall not, for any reason, fund its purchase or maintenance of such Receivable Interest for such Fixed Period by its issuing Commercial Paper Notes or Medium Term Notes and the Seller and the Agent shall not have agreed on another rate)

            C  = the Capital of such Receivable Interest during such Fixed
                 Period

            BI = that number of days comprising a year which is the basis for computing the Investor Rate for such Receivable Interest for such Fixed Period

            ED = the actual number of days elapsed during such Fixed Period

            LF = the Liquidation Fee, if any, for such Receivable Interest for such Fixed Period

            BF = the Breakage Fee, if any, for such Receivable Interest for such Fixed Period

PROVIDED, HOWEVER, that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and PROVIDED, FURTHER, that Yield for any Receivable Interest shall not be considered paid by any distribution to the extent that at any time such distribution is rescinded or must otherwise be returned for any reason.

            "YIELD RESERVE" for any Receivable Interest at any time means the sum of (i) the Liquidation Yield at such time for such Receivable Interest, plus
(ii) the accrued and unpaid Yield (calculated for the purposes of this definition of "Yield Reserve" by deleting the Breakage Fee component of the formula set forth in the definition of "Yield") for such Receivable Interest.

                                  - - - - - -

            OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.
                                      I-15

                                   EXHIBIT II

                            CONDITIONS OF PURCHASES

            1. CONDITIONS PRECEDENT TO INITIAL PURCHASE. The initial purchase of a Receivable Interest under the Original Agreement is subject to the conditions precedent that the Agent shall have received on or before the date of such purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Agent:

            (a) Certified copies of the resolutions of the Board of Directors of the Seller approving the Original Agreement and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Original Agreement.

            (b) A certificate of the Secretary or Assistant Secretary of the Seller certifying the names and true signatures of the officers of the Seller authorized to sign the Original Agreement and the other documents to be delivered by the Seller thereunder.

            (c) Acknowledgment copies or time stamped receipt copies of proper financing statements, duly filed on or before the date of such initial purchase under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the ownership interests contemplated by the Original Agreement.

            (d) Acknowledgment copies or time stamped receipt copies of proper releases, if any, duly filed on or before the date of such initial purchase, necessary to release all assignments, security interests and other rights of any Person (other than rights created pursuant to the LREC Indenture) in the Receivables, Contracts or Related Security previously granted by the Seller.

            (e) Completed requests for information, dated on or before the date of such initial purchase, listing the financing statements referred to in subsection (c) above and all other effective financing statements or assignments filed in the same jurisdictions as such financing statements that name the Seller as debtor or assignor, together with copies of such other financing statements or assignments (none of which shall cover any Receivables, Contracts or Related Security).

            (f) Favorable opinions of Baker & Botts, special counsel for the Seller, and William O. Bonin, Louisiana counsel for the Seller, substantially in the forms of Annex B-1 and B-2 hereto and as to such other matters as the Agent may reasonably request.

            (g)  The Collection Agent Agreement.

            (h) A favorable opinion of Kaye, Scholer, Fierman, Hays & Handler, counsel for the Agent, as the Agent may reasonably request.

            (i) A favorable opinion of Kaye, Scholer, Fierman, Hays & Handler, counsel for the Agent, addressed to CAFCO and the dealer for the commercial paper of CAFCO, as to the correctness of the representation and warranty of the Seller set forth in paragraph (l) of Exhibit

                                      II-1

III, substantially in the form previously delivered to the Agent by such counsel.
            2. CONDITIONS PRECEDENT TO ALL PURCHASES AND REINVESTMENTS. Each purchase (including the initial purchase) and each reinvestment shall be subject to the further conditions precedent that (a) in the case of each purchase, the Collection Agent shall have delivered to the Agent on or prior to such purchase (except, in the case of the initial purchase, such delivery may occur within 15 days after such purchase), in form and substance satisfactory to the Agent, a completed Investor Report dated within 30 days prior to the date of such purchase together with (if requested by the Agent) a listing by Obligor of all Pool Receivables and such additional information as may reasonably be requested by the Agent, and (b) on the date of such purchase or reinvestment the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

            (i) The representations and warranties contained in Exhibit III are correct on and as of the date of such purchase or reinvestment as though made on and as of such date,

            (ii) No event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes an Event of Termination or a Potential Event of Termination,

            (iii) On such date, all of the Seller's long-term public senior debt securities are rated at least BBB- by Standard & Poor's Corporation and Baa3 by Moody's Investors Service, Inc. or, if such debt securities are not publicly rated on such date, the Agent has determined, in its sole discretion, that such debt securities would receive such ratings if they were publicly rated, and

            (iv) Giving effect to such purchase or reinvestment to be made on such date, and for the purpose of this clause (iv) only, treating the Capital of the Receivable Interests under the Agreement and the "Capital" of the "Receivable Interests" under the Citibank Agreement as if the same were "Debt" (as such term is defined in the MTN Indenture), the Seller will be in compliance with Section 1009(b) of the MTN Indenture, and (c) the Agent shall have received such other approvals, opinions or documents as it may reasonably request.

            3. CONDITIONS PRECEDENT TO AMENDMENT AND RESTATEMENT. The effectiveness of the amendment and restatement of the Original Agreement is subject to the condition precedent that the Agent shall have received on or before the amendment and restatement date of the Agreement the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Agent:

            (a) Certified copies of the resolutions of the Board of Directors of the Seller approving the Agreement and the other documents to be delivered by the Seller hereunder and the matters contemplated hereby, certified by the Seller's Secretary or Assistance Secretary, and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Agreement.

                                      II-2

            (b) A certificate of the Secretary or Assistant Secretary of the Seller certifying the names and true signatures of the officers of the Seller authorized to sign the Agreement and the other documents to be delivered by the Seller hereunder (on which certificate the Agent and the Investor may conclusively rely unless and until such time as the Agent shall receive from the Seller a revised certificate from it meeting the requirements of this subsection
(b)).

            (c) Favorable opinions of Baker & Botts, special counsel for the Seller, and William O. Bonin, Louisiana counsel for the Seller, confirming their respective opinions furnished pursuant to Section 1(f) of this Exhibit II (with references therein to the Agreement to mean the amended and restated Agreement) and as to such other matters as the Agent may reasonably request.

            (d) By executing this Agreement, the Seller certifies as to the matters set forth in Section 2(b) of this Exhibit II.

                                      II-3

                                  EXHIBIT III

                         REPRESENTATIONS AND WARRANTIES

            The Seller represents and warrants as follows:

            (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Louisiana, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

            (b) The execution, delivery and performance by the Seller of the Agreement and the other documents to be delivered by it thereunder, including the Seller's use of the proceeds of purchases and reinvestments, are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Seller's charter or by-laws, (ii) any law, rule or regulation applicable to the Seller, (iii) any contractual restriction binding on or affecting the Seller or its property or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and do not result in the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (other than in accordance with the Agreement). The Agreement has been duly executed and delivered by the Seller.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (including, without limitation, the Federal Energy Regulatory Commission) is required for the due execution, delivery and performance by the Seller of the Agreement or any other document to be delivered thereunder, except for (i) an order of approval from the Louisiana Public Service Commission, which approval has been obtained and is in full force and effect, and (ii) the filing of a financing statement in the State of Louisiana pursuant to the UCC.

            (d) The Agreement constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.
            (e) The balance sheets of the Seller and its subsidiaries as at December 31, 1993, and the related statements of income, cash flows and changes in common shareholders' equity of the Seller and its subsidiaries for the fiscal year then ended, copies of which have been furnished to the Agent, fairly present the financial condition of the Seller and its subsidiaries as at such date and the results of the operations of the Seller and its subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles.

            (f) Except as disclosed by the Seller in its most recent Annual Report on Form 10-K or its most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, there is no pending or threatened action or proceeding affecting the Seller or any of its subsidiaries before any court, governmental agency or arbitrator (other than hearings, actions or other proceedings in connection with rate matters or Tariffs) which may materially adversely affect the financial condition or operations of the Seller or any of its subsidiaries or the ability of the Seller to
                                     III-1

perform its obligations under the Agreement, or which purports to affect the legality, validity or enforceability of the Agreement.

            (g) No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, except for purchases of equity securities of the Seller for up to 270 days in each instance or until permanent financing is obtained, whichever occurs earlier.

            (h) The Seller is the legal and beneficial owner of the Pool Receivables and Related Security free and clear of any Adverse Claim (other than any claim created by the LREC Indenture and the interests of the owners of Receivable Interests created pursuant to the Agreement and the Citibank Agreement); upon each purchase or reinvestment, the Seller shall, and hereby does, transfer to the Investor (and the Investor shall acquire), subject only to any claim arising under the LREC Indenture, a valid and perfected priority undivided percentage ownership interest to the extent of the pertinent Receivable Interest in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto. Except for any filing of the LREC Indenture in the mortgage records in Rapides Parish, Louisiana, and in any other parish where such filing may be required, no effective financing statement or other instrument similar in effect covering any Contract or any Pool Receivable or the Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Agent relating to the Agreement.

            (i) Each Investor Report (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Agent or the Investor in connection with the Agreement is or will be accurate and complete in all material respects as of its date or (except as otherwise disclosed to the Agent or the Investor, as the case may be, at such time) as of the date so furnished.

            (j) The principal place of business and chief executive office of the Seller and the office where the Seller keeps its records concerning the Pool Receivables are located at the address referred to in Section 4.02 (or, by notice to the Agent in accordance with paragraph (b) of Exhibit IV, at such other locations in jurisdictions where all actions reasonably requested by the Agent to protect and perfect the interest in the Pool Receivables have been taken and completed).

            (k) The names and addresses of all the Special Account Banks, together with the account numbers of the Special Accounts of the Seller at such Special Account Banks, are specified in Schedule I hereto (or at such other Special Account Banks and/or with such other Special Accounts as have been notified to the Agent in accordance with the Agreement).

            (l) The Pool Receivables are open accounts receivable, notes or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended; the nature of the Pool Receivables is such that their purchase with the proceeds of commercial paper notes issued by the Seller would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended; the Pool Receivables are not being and will not be used by
                                     III-2

the Seller or any of its subsidiaries in determining the total "current transactions" of the Seller and its subsidiaries in claiming an exemption from registration under Section 3(a)(3) of the Securities Act of 1933, as amended, for any securities issued by the Seller or any of its subsidiaries.

            (m) The principal amount of the Debt outstanding under the LREC Indenture does not exceed $300,000 and the interest rate payable by the Seller on such Debt does not exceed 2% per annum.

                                     III-3

                                   EXHIBIT IV

                                   COVENANTS

            COVENANTS OF THE SELLER. Until the later of the Facility Termination Date or the date on which no Capital of any Receivable Interest shall be outstanding:

            (a) COMPLIANCE WITH LAWS, ETC. The Seller will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller to perform its obligations under the Agreement or the Collection Agent Agreement.

            (b) OFFICES, RECORDS AND BOOKS OF ACCOUNT. The Seller will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Pool Receivables at the address of the Seller referred to in Section 4.02 or, upon 30 days' prior written notice to the Agent, at any other locations in a jurisdiction where all action required by paragraph
(j) of Exhibit III shall have been taken. The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

            (c) PERFORMANCE AND COMPLIANCE WITH CONTRACTS AND CREDIT AND COLLECTION POLICY. The Seller will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with its Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

            (d) SALES, LIENS, ETC. Except for the arrangements described in the LREC Indenture and in the third paragraph of Section VIII of the granting clauses of the Mortgage, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, the Seller's undivided interest in any Pool Receivable, Related Security, related Contract or Collections, or upon or with respect to any account to which any Collections of any Pool Receivable are sent, or assign any right to receive income in respect thereof.

            (e) EXTENSION OR AMENDMENT OF RECEIVABLES. Except as provided in the Collection Agent Agreement, the Seller will not extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto in any manner that would, in either case, materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller to perform its obligations under the Agreement or the

                                      IV-1
Collection Agent Agreement.

            (f) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. The Seller will not make any change in the character of its business or in the Credit and Collection Policy that would, in either case, materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller to perform its obligations under the Agreement or the Collection Agent Agreement.

            (g) AUDITS. The Seller will, from time to time during regular business hours as requested by the Agent, permit the Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller relating to Pool Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of the Seller for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Pool Receivables and the Related Security or the Seller's performance hereunder or under the Contracts with any of the officers or employees of the Seller having knowledge of such matters.

            (h) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. The Seller will not add or terminate any bank as a Special Account Bank from those listed in
Schedule I to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any Special Account Bank, unless the Agent shall have received notice of such addition, termination or change.

            (i) DEPOSITS TO SPECIAL ACCOUNTS AND DESIGNATED ACCOUNTS. Upon the request of the Agent, the Seller will (i) at any time after the occurrence of an Event of Termination or a Potential Event of Termination, instruct all Obligors to cause all Collections of Pool Receivables to be deposited directly to a Special Account, and (ii) at any time, deposit, or cause to be deposited, all Collections in the Special Accounts to the Designated Account. The Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Designated Account (or, if instructed by the Agent, to the Special Accounts) cash or cash proceeds other than Collections of Pool Receivables.

            (j) REPORTING REQUIREMENTS. The Seller will provide to the Agent the following:

            (i) as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year of the Seller, balance sheets of the Seller and its subsidiaries as of the end of such quarter and statements of income and retained earnings of the Seller and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Seller;

            (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Seller, a copy of the annual report for such year for the Seller and its subsidiaries, containing financial statements for such year certified by Coopers & Lybrand or other independent public accountants acceptable to the Agent;

            (iii) as soon as possible and in any event within five days after the occurrence of
                                      IV-2

each Event of Termination or Potential Event of Termination, a statement of the chief financial officer of the Seller setting forth details of such Event of Termination or Potential Event of Termination and the action that the Seller has taken and proposes to take with respect thereto;

            (iv) promptly after the sending or filing thereof, copies of all reports that the Seller sends to any of its securityholders, and copies of all reports and registration statements that the Seller or any subsidiary files with the Securities and Exchange Commission or any national securities exchange;

            (v) promptly and in any event within 10 days after the filing or receiving thereof, copies of each of the following: (A) any materials filed with the Pension Benefit Guaranty Corporation in connection with the occurrence of any "reportable event," as defined in Section 4043(b) of ERISA, as to which the Pension Benefit Guaranty Corporation has not waived the notice requirement of
Section 4043(a) of ERISA, with respect to any Pension Plan, (B) any notice of intent to terminate a Pension Plan in a distress termination under Section 4041(c) of ERISA filed by the Seller or any ERISA Affiliate, (C) any notice received by the Seller, any ERISA Affiliate or any administrator of a Pension Plan from the Pension Benefit Guaranty Corporation of the Pension Benefit Guaranty Corporation's intention to terminate a Pension Plan or to appoint a trustee to administer such plan, (D) each annual report filed with the Internal Revenue Service on Treasury Form 5500 with respect to any Pension Plan, together with any certified financial statements and actuarial valuations for such plan,
(E) any assessment of withdrawal liability under Section 4201 of ERISA received from a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) by the Seller or any ERISA Affiliate, and (F) any application to the Secretary of the Treasury for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code of 1986, as amended, with respect to any Pension Plan, and in each case other than clause (D) together with a statement of the chief financial officer of the Seller setting forth details as to such event, notice or condition and the action that the Seller has taken and proposes to take with respect thereto;

             (vi) at least ten Business Days prior to any change in the Seller's name, a notice setting forth the new name and the effective date thereof;

            (vii) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Seller or any of its subsidiaries as the Agent may from time to time reasonably request;

            (viii) immediately upon the occurrence of (i) each "event of default" (as defined in the Mortgage or the LREC Indenture) under the Mortgage or the LREC Indenture, or (ii) each event which, with the giving of notice or lapse of time or both, would constitute such an "event of default" and, in the case of this clause (ii), either (A) such notice shall have been given or (B) the Seller shall have notified the Trustee under the Mortgage or the LREC Indenture that such event has occurred, notification to the Agent of the same in writing; and

            (ix) if the condition precedent contained in paragraph 2(b)(iv) of
Exhibit II shall
                                      IV-3

not be satisfied at any time, immediate notification to the Agent of the same in writing.
            (k) LREC INDENTURE. The Seller will not amend or modify the LREC Indenture so as to increase the principal amount of the Debt outstanding thereunder or increase the interest rate payable thereunder, and the Seller will not incur any other Debt which becomes secured by the LREC Indenture.

                                      IV-4

                                   EXHIBIT V

                             EVENTS OF TERMINATION

            Each of the following shall be an "Event of Termination":

            (a) The Collection Agent (if the Seller or any of its Affiliates)
(i) shall fail to perform or observe any term, covenant or agreement to be performed or observed by it in its capacity as Collection Agent under the Agreement or under the Collection Agent Agreement (other than as referred to in clause (ii) of this paragraph (a)) and such failure shall remain unremedied for three Business Days or (ii) shall fail to make when due any payment or deposit to be made by it under the Agreement or the Collection Agent Agreement; or

            (b) The Seller shall fail (i) to transfer to the Agent when requested any rights, pursuant to the Agreement or the Collection Agent Agreement, which the Seller then has as Collection Agent, or (ii) to make any payment required under Section 1.05; or

            (c) Any representation or warranty made or deemed made by the Seller (or any of its officers) under or in connection with the Agreement or any information or report delivered by the Seller pursuant to the Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

            (d) The Seller shall fail to perform or observe any other term, covenant or agreement contained in the Agreement on its part to be performed or observed and any such failure shall remain unremedied for 10 Business Days after written notice thereof shall have been given to the Seller by the Agent; or

            (e) The Seller or any of its subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least $1,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or
            (f) Any purchase or any reinvestment pursuant to the Agreement shall for any reason (other than pursuant to the terms hereof) cease to create, or any Receivable Interest shall for any reason cease to be, subject only to the LREC Indenture, a valid and perfected priority undivided percentage ownership interest to the extent of the pertinent Receivable Interest in each applicable Pool Receivable and the Related Security and Collections with respect thereto; or

            (g) The Seller shall generally not pay its debts as such debts become due, or shall
                                      V-1

admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller shall take any corporate action to authorize any of the actions set forth above in this paragraph (g); or

            (h) As of the last day of any calendar month, either the Default Ratio shall exceed 4% or the Delinquency Ratio shall exceed 7.5%; or

            (i) The sum of the Receivable Interests plus the "Receivable Interests" under the Citibank Agreement shall equal or exceed 100% for a period of 5 consecutive days; or

            (j) There shall have occurred any event which may materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller to collect Pool Receivables or otherwise perform its obligations under the Agreement or the Collection Agent Agreement; or

            (k) There shall have occurred (i) an "event of default" (as defined in the Mortgage or the LREC Indenture) under the Mortgage or the LREC Indenture, or (ii) an event which with the giving of notice or lapse of time or both would constitute such an "event of default" and, in the case of this clause (ii), such notice shall have been given, or (iii) an event which with the giving of notice or lapse of time or both would constitute such an "event of default" and, in the case of this clause (iii), the Agent has determined, in its reasonable judgment, that such event would materially adversely affect (A) the collectibility of the Pool Receivables, (B) the ability of the Seller to collect Pool Receivables, (C) the ability of the Seller to perform under the Agreement or (D) the perfection or first priority, subject only to the LREC Indenture, of the undivided percentage ownership interest of the Investor in any Pool Receivable.

                                      V-2